Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 27, 2015, with respect to the consolidated financial statements incorporated by reference in the Annual Report of Histogenics Corporation on Form 10-K for the year ended December 31, 2014. We hereby consent to the incorporation by reference of said report in the Registration Statement of Histogenics Corporation on Form S-8 (File No. 333-201552).

/s/ GRANT THORNTON LLP

Boston, Massachusetts

March 27, 2015